Report of Independent Registered Public Accounting Firm


To the Board of Trustees and Shareholders of PowerShares Exchange-Traded Fund Trust:

In planning and performing our audits of the financial statements of each of the Portfolios listed in Appendix A (each a portfolio of PowerShares Exchange-Traded Fund Trust, hereinafter referred to as the "Portfolios") as of and for the year ended April 30, 2014, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Portfolios' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Portfolios' internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Portfolios' internal control over financial reporting.

The management of the Portfolios is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A portfolio's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A portfolio's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the portfolio; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the portfolio are being made only in accordance with authorizations of management and trustees of the portfolio; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a portfolio's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Portfolios' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Portfolios' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Portfolios' internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be material weaknesses as defined above as of April 30, 2014.

This report is intended solely for the information and use of management and the Board of Trustees of PowerShares Exchange-Traded Fund Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


/s/ PricewaterhouseCoopers LLP
Chicago, IL
June 24, 2014



Appendix A


Broad Market Portfolios
PowerShares DWA NASDAQ Momentum Portfolio
(formerly PowerShares Dynamic OTC Portfolio)
PowerShares Dynamic Market Portfolio
PowerShares FTSE RAFI US 1000 Portfolio
PowerShares FTSE RAFI US 1500 Small-Mid Portfolio

Industry Portfolios
PowerShares Dynamic Biotechnology & Genome Portfolio
PowerShares Dynamic Building & Construction Portfolio
PowerShares Dynamic Energy Exploration & Production Portfolio
PowerShares Dynamic Food & Beverage Portfolio
PowerShares Dynamic Leisure and Entertainment Portfolio
PowerShares Dynamic Media Portfolio
PowerShares Dynamic Networking Portfolio
PowerShares Dynamic Oil & Gas Services Portfolio
PowerShares Dynamic Pharmaceuticals Portfolio
PowerShares Dynamic Retail Portfolio
PowerShares Dynamic Semiconductors Portfolio
PowerShares Dynamic Software Portfolio

Specialty Portfolios
PowerShares Aerospace & Defense Portfolio
PowerShares CleantechTM Portfolio
PowerShares DWA Momentum Portfolio
(formerly PowerShares DWA Technical LeadersTM Portfolio)
PowerShares Global Listed Private Equity Portfolio
PowerShares Golden Dragon China Portfolio
PowerShares S&P 500 BuyWrite Portfolio
PowerShares S&P 500 High Quality Portfolio
PowerShares Water Resources Portfolio
PowerShares WilderHill Clean Energy Portfolio
PowerShares WilderHill Progressive Energy Portfolio

Dividend Income Portfolios
PowerShares Buyback AchieversTM Portfolio
PowerShares Dividend AchieversTM Portfolio
PowerShares Financial Preferred Portfolio
PowerShares High Yield Equity Dividend AchieversTM Portfolio
PowerShares International Dividend AchieversTM Portfolio

Fundamental Pure and Style Portfolios
PowerShares Dynamic Large Cap Growth Portfolio
PowerShares Dynamic Large Cap Value Portfolio
PowerShares Fundamental Pure Large Core Portfolio
PowerShares Fundamental Pure Large Growth Portfolio
PowerShares Fundamental Pure Large Value Portfolio
PowerShares Fundamental Pure Mid Core Portfolio
PowerShares Fundamental Pure Mid Growth Portfolio
PowerShares Fundamental Pure Mid Value Portfolio
PowerShares Fundamental Pure Small Core Portfolio
PowerShares Fundamental Pure Small Growth Portfolio
PowerShares Fundamental Pure Small Value Portfolio
PowerShares Zacks Micro Cap Portfolio

Sector Portfolios
PowerShares DWA Basic Materials Momentum Portfolio
(formerly PowerShares Dynamic Basic Materials Sector Portfolio)
PowerShares DWA Consumer Cyclicals Momentum Portfolio
(formerly PowerShares Dynamic Consumer Discretionary Sector Portfolio) PowerShares DWA Consumer Staples Momentum Portfolio
(formerly PowerShares Dynamic Consumer Staples Sector Portfolio)
PowerShares DWA Energy Momentum Portfolio
(formerly PowerShares Dynamic Energy Sector Portfolio)
PowerShares DWA Financial Momentum Portfolio
(formerly PowerShares Dynamic Financial Sector Portfolio)
PowerShares DWA Healthcare Momentum Portfolio
(formerly PowerShares Dynamic Healthcare Sector Portfolio)
PowerShares DWA Industrial Momentum Portfolio
(formerly PowerShares Dynamic Industrials Sector Portfolio)
PowerShares DWA Technology Momentum Portfolio
(formerly PowerShares Dynamic Technology Sector Portfolio)
PowerShares DWA Utilities Momentum Portfolio
(formerly PowerShares Dynamic Utilities Portfolio)
PowerShares NASDAQ Internet Portfolio